                                                          Confidential Treatment
                                                                   EXHIBIT 10.13

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO REGISTRANT'S APPLICATION OBJECTING TO DISCLOSURE AND REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 406. THE OMITTED PORTIONS HAVE BEEN MARKED WITH BRACKETS.

                                   --------
                                   HUNTSMAN
                                   --------

                           PRODUCT SALES AGREEMENT

THIS AGREEMENT, is made and entered into as of the 1st day of January, 1996, by and between HUNTSMAN CHEMICAL CORPORATION, a Utah corporation having a mailing address at 500 Huntsman Way, Salt Lake City, Utah 84108 (hereinafter "Seller"), and WinCup, having a mailing address at 7980 W. Buckeye Road, Phoenix, AZ 85043 (hereinafter "Buyer").

1. PRODUCTS. Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, on the terms and conditions herein contained, the following Product(s):

                                                                     MINIMUM              INITIAL
                        ANNUAL                                      SHIPMENT              PRICE
     PRODUCTS          QUANTITY              F.O.B. POINT           QUANTITY            (PER UNIT)

  730-J1N-9100     8,000,000 pounds    Seller's Shipping Point    45,000 pounds    Market Price at Time of
 I300-J1N-9100                             Freight Prepaid                              Shipment

2. QUANTITY LIMITATION. During each year of this Agreement, Buyer will purchase the specified Annual Quantity of Products(s) or, if Buyer's requirements are reduced, an annual quantity that bears the same ratio to Buyer's reduced requirements as the specified Annual Quantity bore to Buyer's estimated total requirements as of the date hereof. Seller may, at its option, limit the quantity of any product to be supplied hereunder in any calendar month to the lesser of one-twelfth (1/12) of the specified Annual Quantity or, after the initial three (3) months of each contract year, the average of the monthly quantities delivered during the expired months of that contract year.

3. TERM. The term of this Agreement shall be for a period commencing on January 1, 1996, and ending on December 31, 1996. The term "contract year" shall mean each respective twelve month period beginning with the commencement of the term hereof.

4. PRICE. The price of Product(s) hereunder is subject to change by Seller from time to time on at least thirty (30) days notice to Buyer. In the event of any government action substantially affecting Seller's right to maintain or change the price of any Product or terms of payment and at any time such governmental action is in effect, Seller shall have the right, at its option, to (i) terminate this Agreement on thirty (30) days notice to Buyer, or (ii) postpone, by notice to Buyer, the effective date of any price change or change of other terms to the extent so prevented until such date or dates as it is not so prevented. By its election to postpone rather than terminate, Seller shall not waive its right to terminate thereafter. Seller's grant or withdrawal of Seller's Temporary Voluntary Allowance (TVA) will not be considered a price change under this contract.

5. COMPETITIVE PRICES. If Buyer provides satisfactory evidence that it can purchase a product of like quantity and quality, produced in the United States (including its territories or possessions), at a lower price and on terms and conditions substantially the same as those contained herein and if Seller elects not to meet such lower price, then all quantities thereof actually purchased by buyer at a lower price will be deducted from the applicable remaining quantity obligation for such like Product hereunder. If Seller elects to meet such lower price, then Seller may withdraw its lower price at any time on at least thirty
(30) days notice thereof to Buyer or immediately upon termination of the competitive lower price.

6. PAYMENT TERMS. Buyer shall pay Seller for all Product(s) purchased hereunder in accordance with the following terms: Net [ ] days from date of Invoice. If Buyer shall fail to pay Seller in accordance with said terms, Seller shall have the right, at its option and in addition to all other remedies available under applicable law, to either (i) terminate this Agreement (other than Buyer's obligation to pay for Product(s) delivered hereunder) immediately upon notice to Buyer, or (ii) suspend deliveries until all Indebtedness is paid in full, or (iii) place Buyer on a cash-on-delivery basis. If in the sole opinion of Seller the financial responsibility of Buyer is impaired or unsatisfactory to Seller, deliveries may be suspended or Buyer may be placed on a cash-on-delivery basis until arrangements are made for security satisfactory to Seller.

7. CREDIT LIMIT. Seller may establish a credit limit for Buyer's account. Seller reserves the right to refuse to make shipments to Buyer if such shipments would cause Buyer to exceed such credit limit. Seller may increase or decrease such credit limit from time to time, in its sole discretion. Seller's failure to enforce the credit limit in any instance shall not constitute a waiver of Seller's right to subsequently enforce the credit limit. Seller shall be under no obligation to store Products for Buyer beyond the scheduled shipment date if, on such date, Buyer's account would exceed the established credit limit if shipments were made. Products so affected may, at Seller's option and after ten
(10) days notice to Buyer, be shipped to another customer, or treated by Seller as cancelled, subject to cancellation charges to cover Seller's costs in relation to such cancellation. In lieu of extending credit, Seller is entitled to request from the Buyer a cash-in-advance deposit or a letter of credit prior to the supply of the Products.

8. TAXES. Any tax (other than an income tax), duty or other governmental charge now or hereafter imposed on any Product or an any raw material used in manufacturing any Product (or on Seller, or required to be paid or collected by Seller, by reason of the manufacture, transportation, sale, or use of such Product or raw material) shall be paid by Buyer in addition to the price of the Product.

9.  DELIVERIES.  Seller will select the origin of shipment and the carrier.
The quantity of all bulk rail and truck deliveries will be determined by Seller by outage tables with corrections for temperature or by weightmaster's certificate, as appropriate, and Seller's quantity determination shall govern. Buyer will promptly unload each delivery at its own risk and expense, including any demurrage or detention charges.

10. EXCUSES FOR NONPERFORMANCE. Neither party shall be responsible for any loss or damage resulting from any delay in performing or failure to perform any provisions of this Agreement (other than Buyer's obligation to make payments for any Products delivered hereunder), so long as any such failure or delay arises from fires, explosions, plant shutdowns, floods, storms, earthquakes, tidal waves, wars, military operations, national emergencies, civil commotions, strikes or other differences with workers or unions or from any delay or failure in delivery when the supplies of either party or the facilities of production, manufacture, transportation or distribution which otherwise would be available to either party are impaired by mechanical breakdowns or causes beyond its control or by the order, requisition, request, or recommendation of any governmental agency or acting governmental authority, or either party's compliance therewith, or from governmental protection, regulation, or priority, or from the inability of Seller to obtain from its usual sources, at prices and on terms deemed by Seller to be practicable, any feedstock or other raw material (including energy sources) necessary for manufacturing any Product, or from any other delay or failure due to any cause beyond either party's reasonable control, similar or dissimilar to any such causes. Seller's obligation to sell Product(s) hereunder is subject to modification and reduction in accordance with any present or future allocation program of Seller or any governmental authority.

11. PRODUCT HAZARDS. Buyer assumes all risk and responsibility for handling the Product(s), for results obtained by use of the Product(s) in manufacturing processes or otherwise, and for results obtained by use of the Product(s) in combination with other substances, irrespective of the fact that such use or any handling of the Product(s) is in accordance with any description, advice, or suggestion of Seller. If any description, advice, or suggestion is given by Seller, it is given and accepted at Buyer's risk, and Seller shall not be responsible or liable therefor or for the results thereof. Buyer will indemnify Seller against all claims, loss, liability and expense on account of any injury or death of persons (including Buyer's property) arising out of Buyer's unloading, storage, handling or use of the Product(s) (except to the extent caused by Seller's negligence), and such indemnity obligation of Buyer shall survive termination of this Agreement.

12. WARRANTIES. Seller warrants that each Product will meet specifications designated as such in this Agreement or in Seller's current applicable publications and that each Product will be delivered free of the rightful claim of any third person by way of United States patent infringement. EXCEPT AS STATED IN THIS AGREEMENT, SELLER MAKES NO EXPRESS WARRANTIES CONCERNING ANY PRODUCT. NO WARRANTIES OF MERCHANTABILITY, OR WARRANTIES AS TO QUALITY OR CORRESPONDENCE WITH DESCRIPTION OR SAMPLE, SHALL BE IMPLIED. SELLER DOES NOT WARRANT AGAINST UNITED STATES PATENT INFRINGEMENT BY WAY OF THE USE OF ANY PRODUCT IN COMBINATION WITH OTHER MATERIALS OR IN THE OPERATION OF ANY PROCESS.

13. CLAIMS. Any claim of Buyer with respect to the quality or quantity of Product(s) sold and delivered hereunder shall be deemed waived and forever barred unless Buyer notifies Seller in writing of the nature and details of the claim within sixty (60) days after receipt of the shipment by Buyer. Any such claim of which Seller is notified but which is not asserted as a claim, counterclaim, defense, or set-off in a judicial proceeding instituted within one
(1) year after Seller's denial thereof shall be forever waived, barred and released.

14. PRODUCT CONTAINER REUSE OR RESALE. Buyer agrees that any reuse by Buyer of product containers bearing Seller's logo and name will occur only after such logo and name have been removed or obliterated from and are no longer visible on the containers. Buyer further agrees that any resale of Seller's product containers will occur only after relabeling or otherwise removing or obliterating Seller's logo therefrom.

15. DEFAULT. Except as otherwise specifically provided herein, if either party fails to perform any of the terms of this Agreement, then the other party may treat such default as a breach of this Agreement and, if such default is not cured within thirty (30) days after written notice thereof to the defaulting party, may immediately terminate this Agreement by giving written notice thereof to the defaulting party, provided, however, that (i) such termination shall not relieve Buyer from the obligation to pay for all Product(s) delivered prior to such termination and (ii) if Buyer is terminating, before exercising such option, Buyer must first make payment for all Product(s) theretofore delivered.

16. DAMAGES LIMITED. BUYER'S EXCLUSIVE REMEDY FOR ANY AND ALL LOSSES OR DAMAGES RESULTING FROM THE SALE OF PRODUCT(S) UNDER THIS AGREEMENT, INCLUDING WITHOUT LIMITATION ANY CLAIM OF BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE, OR STRICT LIABILITY, SHALL BE LIMITED TO, AT SELLER'S OPTION, EITHER (i) RETURN OF THE PURCHASE PRICE OR (ii) REPLACEMENT OF THE PARTICULAR PRODUCT(S) FOR WHICH A CLAIM IS MADE AND PROVED. IN NO EVENT SHALL SELLER BE LIABLE FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT LOSSES OR DAMAGES FOR THE SALE OF PRODUCT(S) UNDER THIS AGREEMENT.

17. NOTICE. Any notice under this Agreement shall be in writing and shall be deemed to have been given and received and shall be effective when personally delivered or when deposited in the U.S. mail (certified or registered mail, return receipt requested) or with the telegraph company, postage or telegraph charges prepaid, and addressed to the respective party at the address set forth in the first paragraph of this Agreement or at such other address as such party may hereafter designate by notice to the other party.

18. ASSIGNMENT. Neither the Buyer nor the Seller shall have the right to assign or transfer this Agreement or any rights hereunder (other than the right to receive payment for Products delivered) without the prior written consent of the other party.

19. GENERAL PROVISIONS. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah. This Agreement, including any addenda identified herein, contains the entire agreement between the parties hereto, and there are no other oral representations, stipulations, warranties, agreements or understandings between the parties with respect to the subject matter hereof. Any prior negotiations, correspondence, understandings or agreements with respect to the subject matter hereof shall be deemed to be merged into and shall be superseded by this Agreement and shall be of no further force and effect. Neither this Agreement nor any addition to, amendment, modification, alteration or waiver of all or any part hereof shall be binding or effective unless and until signed by both Buyer and Seller, and performance prior to such execution shall not constitute a waiver of this requirement. If the provisions of this Agreement and the provisions of any purchase order or order acknowledgment written in connection herewith conflict, then the provisions of this Agreement shall prevail. Failure of either party to require performance of any provision of this Agreement shall not affect either party's right to require full performance thereof at any time thereafter, and waiver by either party of a breach of any provision hereof shall not constitute a waiver of a similar breach in the future or of any other breach or nullify the effectiveness of such provision.

20. OTHER PROVISIONS. (Identify and attach additional pages or addenda as necessary)

           IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the day and year first above written.

SELLER:

HUNTSMAN CHEMICAL CORPORATION,
a Utah Corporation

By: /s/ Pete Fantozzi
   -----------------------------------------------
           Pete Fantozzi

Title:  Vice President, Sales & Marketing
      --------------------------------------------

BUYER:

WINCUP
a Delaware Corporation

By: /s/ Thomas L. Springer
   -----------------------------------------------

Title: Director, Purchasing
      --------------------------------------------


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


20.1 Pricing: In addition to the thirty (30) day notification, Buyer's price will not increase until thirty (30) days after the announced date.

21.1    Performance Incentive:

        A volume incentive of $[ ] per pound will be issued at the end of each calendar quarter for all pounds purchased during the quarter.

        If Buyer purchases a minimum of [ ] pounds during the contract period an additional $[ ] per pound incentive will be issued on all pounds purchased.

21.2    MINIMUM SHIPMENT AND INITIAL PRICE
        ----------------------------------

        Minimum shipment quantity shall not be limited to any amount, but will be subject to the differential in 20.2.

        Initial price described in Article 1. Products is for Hopper Car deliveries. All other deliveries are subject to the following differentials:

        Truckload Deliveries (40,000 pound shipments)
        ---------------------------------------------

        Delivery Mode                            Differential(CPP)
        -------------                            -----------------

        Hopper Truck to California Plant                +[  ]
        Truckload Bags                                  +[  ]
        Truckload Boxes                                 +[  ]

        There will be no upcharge for deliveries to the California plant for the additional freight incurred by the Seller for a maximum amount of 2,000,000 pounds per year. On any shipments about this above, Seller will invoice Buyer for the additional freight incurred over and above the freight average to the Buyer's plants in Ohio and Illinois.

        Less Than Truckload Deliveries (add to 40,000 pound Truckload Bag Price)
        ------------------------------------------------------------------------

        Quantity (Pounds)                       Differential(CPP)
        -----------------                       -----------------

             [  ]                                       +[  ]
             [  ]                                       +[  ]
             [  ]                                       +[  ]
             [  ]                                       +[  ]





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